PURCHASE AND SALE AGREEMENT


                                 BY AND BETWEEN


                          GE CAPITAL CONSUMER CARD CO.


                                       AND


             DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION



                            Dated as of May 10, 1999


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                                TABLE OF CONTENTS

                                                                         Page

ARTICLE 1 - DEFINITIONS....................................................1
         1.1      Definitions..............................................1
         1.2      Construction.  ..........................................6

ARTICLE 2 - PURCHASE AND SALE OF ACQUIRED ASSETS...........................7
         2.1      Acquired Assets.  .......................................7
         2.2      Assumed Liabilities.  ...................................7
         2.3      Purchase Price.  ........................................8
         2.4      Use of Name and Trademarks...............................8
         2.5      Interim Servicing Agreement.  ...........................9
         2.6      Agreements with Third Parties.  .........................9

ARTICLE 3 - THE CLOSING....................................................9
         3.1      The Closing.  ...........................................9
         3.2      Documents and Certificates.  ...........................10
         3.3      Valuation Date Statement................................10
         3.4      Payments on the Closing Date............................11
         3.5      Settlement Date Statement.  ............................11
         3.6      Payments on the Settlement Date.  ......................11
         3.7      Post Closing Payments (the "Post Closing Payments").....12
         3.8      Power of Attorney ......................................12
         3.9      Dispute Resolution......................................12

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES................................13
         4.1      Representations and Warranties of Seller................13
         4.2      Representations and Warranties of Purchaser.............17
         4.3      NO OTHER REPRESENTATIONS OR WARRANTIES..................19

ARTICLE 5 - CERTAIN COVENANTS.............................................19
         5.1      Mutual Covenants and Agreements.........................19
         5.2      Certain Covenants of Seller.............................21
         5.3      Covenants of Purchaser..................................23

ARTICLE 6 - CONDITIONS OF CLOSING.........................................24
         6.1      Conditions Applicable to Purchaser......................24
         6.2      Conditions Applicable to Seller.........................26



ARTICLE 7 - INDEMNIFICATION...............................................27
         7.1      Seller's Indemnification Obligations....................27
         7.2      Purchaser's Indemnification Obligations.................28
         7.3      Definition of Losses....................................28
         7.4      Tax Consequences of Indemnification.....................28
         7.5      Procedures..............................................28

ARTICLE 8 - TERMINATION...................................................30
         8.1      Termination By Either Party.............................30
         8.2      Effect of Termination...................................30

ARTICLE 9 - MISCELLANEOUS.................................................31
         9.1      Survival of Representations and Warranties..............31
         9.2      Notices.................................................31
         9.3      Assignment..............................................32
         9.4      Entire Agreement........................................32
         9.5      Amendments and Waivers..................................32
         9.6      Expenses................................................32
         9.7      Captions; Counterparts..................................32
         9.8      Governing Law...........................................33
         9.9      Severability............................................33

                  Exhibit A.........Interim Servicing Agreement
                  Exhibit B.........Settlement Date Statement
                  Exhibit C.........Valuation Date Statement
                  Exhibit D.........Assignment and Assumption Agreement
                  Exhibit E.........Opinion of Counsel for Seller
                  Exhibit F.........Additional Opinion of Counsel for Seller
                  Exhibit G.........Opinion of Counsel for Purchaser
                  Schedule 4.1(c)...Consents
                  Schedule 4.1(g)(i)Copies of forms of Cardholder Agreements
                  Schedule 4.1(g)(ii)Change of Terms not Implemented
                  Schedule 4.1(m)...Third Party Agreements Relating to Benefit
                                    or Enhancement Programs
                  Schedule 4.1(n)...Co-Brand Agreements
                  Schedule 5.2(d)...Card Enhancements






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                           SALE AND PURCHASE AGREEMENT


This Sale and Purchase Agreement (the "Agreement") is made and entered into as of the 10th day of May, 1999 by and between GE Capital Consumer Card Co., an Ohio state-chartered Bank ("Seller"), and Direct Merchants Credit Card Bank, National Association, a national banking association ("Purchaser").

                                   WITNESSETH

         A. Seller is the owner of unsecured lines of credit accessible by MasterCard and Visa credit cards.

         B. Seller desires to sell, and Purchaser desires to purchase, on the terms set forth herein, the properties, rights and privileges of Seller in and to certain credit card accounts and related assets.

         C. Purchaser has requested, and Seller has agreed, that Seller will service the credit card accounts sold and purchased hereunder for an interim period after the Closing Date.


                             ARTICLE 1 - DEFINITIONS

1.1 Definitions. Except as otherwise specifically indicated, the following terms shall have the meanings specified herein.

         "Accountants" shall have the meaning specified in Section 3.9(b).

         "Accounts" shall mean the credit card accounts that are identified by name and account number on the computer generated tape of accounts as of the Cut-Off Time (the "Accounts Tape").

         "Accrued Interest" shall mean, as of the relevant date, all accrued but unposted periodic finance charges on the Accounts, prorated for that period of the billing cycle on or before such relevant date.

         "Acquired Assets" shall have the meaning specified in Section 2.1(a).

         "Affiliate" shall mean, with respect to any person, corporation or entity, any other person, corporation or entity that directly or indirectly controls, is controlled by or is under common control with, such person, corporation or entity.

         "Agreement" shall have the meaning specified in the first paragraph hereof.



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         "AMGEN Loss Sharing" shall mean Seller's  rights and  obligations  from and after the Closing Date, under Article VIII of that certain Sale and Purchase Agreement dated as of June 27, 1997, among American General Financial Center, a Utah corporation and AGF Funding, Inc., a Delaware corporation, as sellers, and Seller, as buyer.

         "Assignment and Assumption Agreement" shall have the meaning specified in Section 3.2.

         "Assumed Liabilities" shall have the meaning specified in Section 2.2.

         "Bank Waiver" shall have the meaning specified in Section 4.2(c).

         "Bankrupt" shall mean an Account which fits one or more of the following descriptions as of the Cut-Off Time:

                  (i) has been identified on the Seller's processing system in a type code, credit rating or user status code as Bankrupt; or

                  (ii)     Seller   receives   notice  that  the  Cardholder  is
                           bankrupt  by  conducting  the   bankruptcy   database
                           match-up in accordance with Section 3.3(a).

         "Books and Records" shall mean the following books and records in the possession of Seller, relating to the Accounts: applications for Accounts, acceptance certificates for prescreened offers, periodic statements, credit and collection files, file maintenance data and correspondence, whether in documentary form or on microfilm, microfiche, magnetic tape, computer disk or other form.

         "Business Day" shall mean each day other than Saturday, Sunday or a day on which banking institutions in the State of Ohio or the State of Arizona are authorized or obligated by law or regulation to close.

         "Cardholder" shall mean an applicant and/or co-applicant in whose name an Account was established or is maintained.

         "Cardholder Agreement" shall mean an agreement between Seller and a Cardholder containing the terms and conditions applicable to an Account, as amended and in effect from time to time.

         "Cardholder List" shall mean a list containing the names and most recent addresses of Cardholders.

         "Charge-off" or "Charged-off" shall mean an Account which fits one of the following descriptions as of the Cut-Off Time:

                  (i) Accounts which have been identified on the Seller's processing system in a type code, credit rating or user status code as charged-off;
                  (ii) Accounts with balances that are equal to or more than 180 days contractually delinquent; or

                  (iii) any Accounts that are not statused as charged-off on the Seller's processing system but should have been so statused prior to the Cut-Off Time in accordance with the Policies and Procedures.

         "Closing" shall have the meaning specified in Section 3.1.

         "Closing Date" shall have the meaning specified in Section 3.1.

         "Closing Time" shall have the meaning specified in Section 3.1.

         "Co-Brand Agreements" shall mean the agreements set forth on Schedule 4.1(n).

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Computer Systems" shall have the meaning specified in Section 4.1(p).
 .
         "Confidentiality Agreement" shall mean that certain Confidentiality Agreement dated as of March 9, 1999, between Purchaser and Seller.

         "Credit Balances" shall mean all amounts owing by Seller to Cardholders on Accounts as of the relevant date.

         "Credit Card" shall mean a MasterCard or Visa credit card issued by Seller to a Cardholder or an authorized user or other access device (including cash advance checks and balance transfer checks) that may be used from time to time to obtain open-ended credit pursuant to a Cardholder Agreement.

         "Credit Card Marks" shall mean Seller's name and such trademarks and service marks of Seller as Seller uses in connection with the Accounts immediately prior to the Closing Date. "Credit Card Receivables" shall mean all amounts owing, whether or not billed, to Seller by Cardholders with respect to Accounts as of the relevant date, including extensions of credit, accrued and posted periodic finance charges, Accrued Interest, cash advances and any other charges and fees assessed on said Accounts, less all Credit Balances as of such date.

         "Cut-Off Time" shall mean 11:59 p.m. on the day immediately preceding the Closing Date.



         "Deceased" shall mean an Account which fits one or more of the following descriptions as of the Cut-Off Time:

                  (i) has been identified on the Seller's processing system in a type code, credit rating or user status code as deceased; or

                  (ii)     for which the  Cardholder  (who is not an  authorized
                           user) has died before the Cut-Off Time and Seller receives notification of the Cardholder's death by conducting the deceased database match-up in accordance with Section 3.3(a).

         "Excluded   Account"   shall  mean  any  Account   that  is   Bankrupt,
         Charged-off, Fraud, Lost/Stolen or Deceased as of the Cut-Off Time.

         "FDR" shall mean First Data Resources, Inc.

         "Final Conversion Date" shall mean the date (which shall be no later than the last transfer date allowed by FDR in October, 1999, unless the delay is outside the reasonable control of Purchaser) on which Purchaser converts the Accounts to its own bank identification number.

         "Fraud" shall mean an Account which fits one or more of the following descriptions as of the Cut-Off Time:

                  (i) has been identified on the Seller's processing system in a type code, credit rating or user status code as fraudulent; or

                  (ii) had any fraudulent transaction posted to the Account prior to the Cut-Off Time and Seller receives notification of the fraudulent transaction from any source before the Settlement Date.

         "Federal Funds Rate" shall mean the offered rate as reported in The Wall Street Journal in the "Money Rates" section for reserves traded among commercial banks for overnight use in amounts of one million dollars or more, as published in the most recent Friday edition prior to any required payment or settlement date.

         "HSR Act" shall mean the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnified Party" shall have the meaning specified in Section 7.5(a).

        "Indemnifying Party" shall have the meaning specified in Section 7.5(a).

         "Initial Conversion Date" shall mean the date on which Seller shall convert from TSYS to FDR system and on which Purchaser shall assume all servicing functions (except the functions performed by FDR and except as set forth in Section 2.01(a)(ii) of the Interim Servicing Agreement).

         "Interim   Servicing   Agreement"  shall  mean  the  Interim  Servicing
         Agreement in the form of Exhibit A attached hereto.

         "Losses" shall have the meaning specified in Section 7.3.

         "Lost/Stolen" shall mean an Account which has been identified on the Seller's processing system in a type code, credit rating or user status code as lost/stolen prior to the Cut-Off Time.

         "Offering Memorandum" means that certain Confidential Memorandum dated March 1999 of the Seller.

         "MasterCard" shall mean MasterCard International, Inc.

         "Material," "Material Adverse Effect," "material" or "materially" shall mean any amount which exceeds the Threshhold Amount.

         "Operating Regulations" shall mean the by-laws, rules and regulations of MasterCard and Visa.

         "Policies and Procedures" shall mean the policies and procedures of Seller relating to the Accounts, as in effect from time to time.

        "Post Closing Payments" shall have the meaning specified in Section 3.7.

         "Protected Party" shall have the meaning specified in Section 5.1(c).

         "Purchase Price" shall have the meaning specified in Section 2.3.

         "Purchaser" shall have the meaning specified in the first paragraph hereof.

         "Related Agreements" shall mean the Assignment and Assumption Agreement and the Interim Servicing Agreement.

         "SEC" shall have the meaning specified in Section 5.1(c).

         "Seller" shall have the meaning assigned in the first paragraph hereof.

         "Settlement Date" shall mean the date, not later than sixty (60) days after the Closing Date, on which the parties make any adjustment to the Purchase Price, computed as of the Cut-Off Time, and corresponding payment.

         "Settlement Date Statement" shall mean a statement, substantially in the form of Exhibit B attached hereto, which contains the Purchase Price, computed as of the Cut-Off Time.

         "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority.

         "Threshhold Amount" shall mean $200,000.

         "TSYS" shall mean Total System Services, Inc.

         "Unauthorized Use" shall mean use that was made by a person other than the Cardholder who did not have actual, implied or apparent authority for such use of the Account and from which the Cardholder received no benefit.

         "Unearned Annual Fees" shall mean the portion of the billed annual fees (net of waivers), if any, on an Account as of the relevant date which is derived by multiplying such annual fee by a fraction, the numerator of which is equal to the number of months (including any fraction thereof) from the Cut-Off Time remaining in the fiscal year covered by such annual fees, and the denominator of which is twelve.

         "Valuation Date" shall mean a date at least five (5) Business Days before the Closing Date.

         "Valuation Date Statement" shall mean a statement, substantially in the form of Exhibit C attached hereto, which contains Seller's computation of the Purchase Price in accordance with Section 2.3, but determined as of the Valuation Date.

         "Visa" shall mean Visa U.S.A., Inc.

         "Year 2000 Capable" shall have the meaning specified in Section 4.1(p).

1.2      Construction.

         Unless the context otherwise clearly indicates, words used in the singular include the plural and words used in the plural include the singular. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.


                ARTICLE 2 - PURCHASE AND SALE OF ACQUIRED ASSETS

2.1      Acquired Assets.

         (a) On the Closing Date, Purchaser agrees to purchase from Seller, and Seller agrees to sell, convey, assign and transfer to Purchaser, all of Seller's right, title and interest in, to and under the following assets , as the same exist on the Closing Date (collectively, the "Acquired Assets"): (i) the Accounts including the Excluded Accounts (but not reaffirmation, corporate card, line of credit or secured card accounts); (ii) the Credit Card Receivables;
                  (iii) the Cardholder Agreements and all rights and privileges of Seller accruing thereunder on and after the Closing
                  Date, including the right to receive all payments on Accounts due from Cardholders on and after the Closing Date;
                  (iv)  the  Books and  Records;  (v) the AMGEN Loss  Sharing;
                  (vi) the right to receive net interchange fees on the Accounts from MasterCard or Visa accruing on and after the Closing Date; (vii) the right to receive revenues under certain third party agreements, in accordance with Section 2.6(b); (viii) the Cardholder List; and (ix) the Co-Brand Agreements and all rights and privileges of Seller accruing thereunder on and after the Closing Date.

         (b) No later than five (5) Business Days following the Closing, Seller shall deliver to Purchaser an updated tape of Accounts including the Excluded Accounts as of the Cut-Off Time.

2.2      Assumed Liabilities.

         On and after the Closing Date, Purchaser shall assume and perform and discharge, in accordance with their respective terms, the following obligations of Seller with respect to the Acquired Assets (collectively, the "Assumed Liabilities"): (i) the obligation to pay fees and assessments to MasterCard or Visa on the Accounts accruing on and after the Closing Date; (ii) the Credit Balances; (iii) all of Seller's obligations under the Cardholder Agreements; (iv) all liabilities in respect of Taxes for which Purchaser is liable pursuant to Section 5.2(f); (v) all of Seller's obligations with respect to the AMGEN Loss Sharing; (vi) all of Seller's obligations under the Co-Brand Agreements accruing on and after the Closing Date; and (vii) the costs of the benefit or enhancement programs set forth in Schedule 4.1(m) accruing on and after the Closing Date.

*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanies by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934.

2.3      Purchase Price.

         The purchase price for the Acquired Assets (the "Purchase Price") shall be an amount, determined as of the Cut-Off Time, equal to (x) *** multiplied by an amount equal to the total amount of all *** minus (y) *** minus (z) ***.

2.4      Use of Name and Trademarks.

         (a) Limited Rights. Purchaser agrees to use its reasonable best efforts to replace the Cardholders' Credit Cards with Credit Cards not bearing any of the Credit Card Marks as soon as possible but no later than thirty (30) days after the Final Conversion Date. For the period commencing on the Closing Date and ending sixty (60) days after replacement of Cardholders' Credit Cards, Seller authorizes Purchaser to use the Credit Card Marks in accordance with the provisions of this Section 2.4. During such period of authorized use, Purchaser may use the Credit Card Marks: (i) on Credit Cards and (ii) on periodic statements, Cardholder Agreements and other communications to Cardholders with respect to the Accounts. Purchaser shall so use the Credit Card Marks solely in the forms and formats currently in use for Credit Cards, periodic statements, Cardholder Agreements and communications, or in the forms and formats and on such forms as Seller shall approve in writing prior to any such use. The authorization contained in this Section 2.4 shall be exclusive with respect to the use of the Credit Card Marks by Purchaser for the purposes authorized under this Section 2.4. The authorization contained in this Section shall not be assignable by Purchaser. Purchaser is not permitted to sublicense or authorize any other party to make any use of any of the Credit Card Marks without the prior written consent of the Seller.

         (b) Rights Reserved by Seller. It is expressly agreed that Purchaser is not purchasing or acquiring any right, title or interest in the Credit Card Marks. Purchaser acknowledges that Seller exclusively owns the Credit Card Marks and goodwill related thereto and symbolized thereby. Purchaser shall not combine the Credit Card Marks with any other mark or term (other than Visa or MasterCard), and shall not use the Credit Card Marks in any manner which will materially damage or diminish Seller's goodwill. Purchaser shall immediately upon receipt of written notice from Seller, which notice shall provide detailed information about inconsistent usage of the Credit Card Marks, cease any act or practice that in Seller's reasonable opinion has or may damage or diminish the goodwill of Seller or its
                 Affiliates.

2.5      Interim Servicing Agreement.

         As of the date hereof, Seller and Purchaser shall enter into the Interim Servicing Agreement.

2.6      Agreements with Third Parties.

         (a) Seller will cooperate with Purchaser to the extent reasonably requested by Purchaser in its efforts to ensure uninterrupted availability of benefits and enhancements with respect to the Accounts to Cardholders.

         (b) Seller shall assign all payments paid or payable to Seller under agreements (but shall not be required to assign the agreements) with third party providers of services to Cardholders identified on Schedule 4.1(m) hereto that pertain to Accounts and relate to transactions or periods following the Cut-Off Time, and Seller agrees to execute and deliver to Purchaser on the Closing Date and thereafter one or more instruments of assignment to evidence such assignment and to reasonably cooperate with Purchaser in arranging, to the extent possible, for direct payment of the amounts subject to this assignment by the third party providers. Within 120 days of the Final Conversion Date, Purchaser shall enter into separate contractual arrangements with third party providers for the payment of any amounts assigned to Purchaser under this Section 2.6(b) and Seller's obligation to forward to Purchaser any payments that are rightfully Purchaser's shall terminate.

                           Purchaser   shall  be  responsible   for  all  credit
                  insurance claims relating to events occurring on and after the Cut-Off Time. Seller shall continue to retain the credit insurance reserves maintained by it to pay the credit insurance claims relating to events occurring before the Cut-Off Time.


                             ARTICLE 3 - THE CLOSING

3.1      The Closing.

         Subject to the  satisfaction  or waiver of all  conditions set forth in
         Article 6, the closing of the transactions contemplated hereby (the "Closing") shall be held at 11:00 a.m. Central Time on June 30, 1999 at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, or at such other time, place and manner (including via facsimile) as may be mutually agreed to by the parties hereto (such time and date being referred to herein as the "Closing Time" and the "Closing Date," respectively). Upon Closing, Purchaser shall own the Acquired Assets as of the Cut-Off Time and shall assume and perform and discharge, in accordance with their respective terms, the Assumed Liabilities. Seller shall have no further income participation or ownership interest in any of the Acquired Assets. It is the express intent of the parties that the conveyance of the Acquired Assets by the Seller to the Purchaser pursuant hereto be construed as a sale, free and clear of all security interests, pledges, liens or other encumbrances or adverse claims, for accounting, regulatory, tax and all other purposes, and that the Acquired Assets not be a part of the Seller's assets or its estate in the event of its insolvency.

3.2      Documents and Certificates.

         At the Closing, Seller shall deliver to Purchaser, and Purchaser shall deliver to Seller, the Assignment and Assumption Agreement in the form of Exhibit D attached hereto (the "Assignment and Assumption Agreement"), dated the Closing Date, and appropriately completed and duly executed. Purchaser and Seller shall, at or prior to the Closing Date, execute and deliver all such additional instruments, documents or certificates as may be reasonably requested by the other party for the consummation at the Closing of the transactions contemplated by this Agreement.

3.3      Valuation Date Statement.

         (a)(i) Bankrupt Accounts. Purchaser shall receive a masterfile tape of Accounts as of May 21, 1999. Purchaser shall deliver the masterfile tape of Accounts to a bankruptcy database of Purchaser's choice for a match using primary cardholder name and social security number, and will ensure that results of the match are provided to both Purchaser and Seller. Any Account that matches to the database if the filing date occurred after the Account open date and before the Cut-Off Time shall be considered an Excluded Account for purposes of calculating the Purchase Price and will be included in the Valuation Date Statement. Purchaser shall receive another masterfile tape of Accounts as of the Cut-Off Time. Purchaser shall deliver the masterfile tape of Accounts to a bankruptcy database of Purchaser's choice for a match using primary cardholder name and social security number, and will ensure that results of the match are provided to both Purchaser and Seller. Any Account that matches to the database if the filing date occurred after the Account open date and before the Cut-Off Time shall be an Excluded Account. Any Account identified through this match that was not included in the Valuation Date Statement shall be included as an adjustment in the Settlement Date Statement. The expenses relating to the database matching under this Section 3.3(a)(i) shall be borne by Purchaser.


             (ii) Deceased  Accounts.  Purchaser shall receive a masterfile tape of Accounts as of May 21, 1999. Purchaser shall deliver the masterfile tape of Accounts to a deceased database of Purchaser's choice for a match using primary cardholder name and social security number, and will ensure that results of the match are provided to both Purchaser and Seller. Any Account that matches to the database if the date of death occurred before the Cut-Off Time shall be considered an Excluded Account for purposes of calculating the Purchase Price and will be included in the Valuation Date Statement. Purchaser shall receive another masterfile tape of Accounts as of the Cut-Off Time. Purchaser shall deliver the masterfile tape of Accounts to a deceased database of Purchaser's choice for a match using primary cardholder name and social security number, and will ensure that results of the match are provided to both Purchaser and Seller. Any Account that matches to the database if the date of death occurred before the Cut-Off Time shall be an Excluded Account. Any Account identified through this match that was not included in the Valuation Date Statement shall be included as an adjustment in the Settlement Date Statement. The expenses relating to the database matching under this Section 3.3(a)(ii) shall be borne by Purchaser.

         (b) Seller shall deliver to Purchaser the Valuation Date Statement, along with the masterfile tape, supporting calculations for the Accrued Interest, Unearned Annual Fee and Cardholder rewards liability, and the masterfile extension record, at least three (3) Business Days prior to the Closing Date.

3.4      Payments on the Closing Date.

         At the Closing, Purchaser shall pay Seller the Purchase Price set forth in the Valuation Date Statement. Payment to Seller on the Closing Date shall be made by a wire transfer of immediately available U.S. dollars no later than 11:00 a.m. Central Time to an account designated in writing by Seller. Seller shall provide Purchaser with wire instructions no later than two(2) Business Days prior to the Closing Date.

3.5      Settlement Date Statement.

         Seller shall deliver to Purchaser the Settlement Date Statement along with supporting calculations for the Accrued Interest, Unearned Annual Fee and Cardholder rewards liability, and the masterfile extension record, at least ten (10) Business Days prior to the Settlement Date. Purchaser shall have the right to review the Settlement Date Statement, together with any supporting documents reasonably requested by Purchaser to verify the accuracy and completeness of the valuations set forth therein, and the Settlement Date Statement shall be revised by Seller to reflect any corrections agreed to by Purchaser and Seller.

3.6      Payments on the Settlement Date.

         If the Purchase Price for the Acquired Assets as reflected on the Settlement Date Statement is greater than the Purchase Price paid by Purchaser on the Closing Date, Purchaser shall remit the difference to Seller together with interest on such amount at the Federal Funds Rate divided by three hundred sixty (360) for each day during the period from the Closing Date to the Settlement Date. If the Purchase Price for the Acquired Assets as reflected on the Settlement Date Statement is less than the Purchase Price paid by Purchaser on the Closing Date, Seller shall remit the difference to Purchaser together with interest on such amount at the Federal Funds Rate divided by three hundred sixty
         (360) for each day during the period from the Closing Date to the Settlement Date. Payments on the Settlement Date shall be remitted no later than 11:00 a.m. Central Time by a wire transfer of immediately available U.S. dollars to an account designated in writing by the party to which payment is due. Wire instructions shall be forwarded to the paying party no later than two (2) Business Days prior to the Settlement Date.

3.7      Post Closing Payments (the "Post Closing Payments").

         (a) If (i) Seller is debited by MasterCard or Visa after the Cut-Off Time for a chargeback in respect of which Seller provided a Cardholder a credit on an Account prior to the Cut-Off Time, (ii) a check from a Cardholder in payment of amounts owed on an Account, which was credited to such Account prior to the Cut-Off Time, is returned unpaid by the drawee after the Cut-Off Time, (iii) Purchaser provides a credit on an Account with respect to Unauthorized Use of an Account prior to the Closing Date, or (iv) Purchaser provides a credit on an Account in connection with a transaction posted before the Cut-Off Time as a result of rights asserted by the Cardholder under 12 CFRss.226.12(c) or 12 CFRss.226.13(d), then an adjustment to the Purchase Price shall be made in favor of Seller (in the case of clause (i) or (ii)) and Purchaser (in the case of clause
                  (iii) or (iv)) in the amount of such chargeback, check or credit (as the case may be). The adjustment to the Purchase Price shall be affected by making the appropriate adjustment to the Daily Settlement that occurs between the parties in accordance with the Interim Servicing Agreement.

         (b) In the event any Account acquired hereunder by Purchaser is discovered by Purchaser and Seller after the Closing Date to be an Account which should have been classified as an Excluded Account as of the Cut-Off Time, Purchaser may, on or before the 45th day after the Closing Date, request that Seller refund 100% of the Purchase Price relating to such Account.
                  The refund of the Purchase Price on such Accounts shall be included in the adjustments made on the Settlement Date Statement, provided, however, that Purchaser identifies such Accounts to Seller at least fifteen (15) days prior to the Settlement Date.

3.8      Power of Attorney
         -----------------

         Effective upon the Closing Date and thereafter, Seller hereby irrevocably names, constitutes and appoints Purchaser and Purchaser's officers, agents, employees and representatives its duly authorized attorney and agent with full power and authority to endorse in Seller's name, any checks relating to the Accounts.

3.9      Dispute Resolution
         ------------------

         (a) Each party will use its best efforts to resolve any disputes regarding the contents of the Settlement Date Statement in good faith. However, if Purchaser and Seller can not mutually agree upon the correct amounts for all line items in the Settlement Date Statement, the parties shall:

                  (i) pay to each other any undisputed amounts in the Settlement Date Statement that are owed, plus interest calculated at the Federal Funds Rate from the Closing Date to the date the undisputed payments are made; and

                  (ii) resolve any outstanding disputed line items in the Settlement Date Statement by resorting to the dispute resolution procedures that are set forth in Section 3.9(b).

         (b) Seller and Purchaser agree to attempt in good faith to resolve any disputes arising in connection with the payments made or demanded by the parties under this Article 3. In the event Purchaser and Seller are unable to resolve any such dispute, either party may request a mutually agreed upon nationally recognized firm of independent accountants
                  (the "Accountants") to reconcile any financial items in dispute. Any such request shall be in writing, shall specify with particularity the disputed amounts being submitted for determination and a direction to the Accountants to proceed with such review as soon as practicable. The requesting party shall furnish the other party hereto with a copy of such request at the same time it is submitted to the Accountants. Purchaser and Seller shall cooperate fully in assisting the Accountants in their review, including, without limitation, by providing the Accountants full access to all files, books and records relevant thereto and providing such other information as the Accountants may reasonably request in connection with any such review. One-half of the fees and disbursements of such Accountants arising out of such review shall be borne by Purchaser and the other one-half by Seller. In the event the determination made by the Accountants requires either party to make payment to the other of any additional amount, such party shall make such payment no later than five
                  (5) Business Days following receipt from the Accountants of written notice to both parties of such determination plus interest on any amount due at a rate equal to the Federal Funds Rate divided by 360 for each day during the period from the date on which a payment was required pursuant to the terms of this Agreement through the date of payment.

                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:

         (a)      Organization.   Seller  is  a  state-chartered  bank,  validly
                  existing and in good standing under the laws of the State of Ohio.

         (b) Capacity; Authority; Validity. Seller has all necessary corporate power and authority to enter into this Agreement and the Related Agreements and to perform all of the obligations to be performed by it under this Agreement and the Related Agreements. This Agreement and the Related Agreements and the consummation by Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of Seller and this Agreement has been duly executed and delivered by Seller. This Agreement constitutes, and the Related Agreements, when executed by Seller, will constitute, the valid and binding obligations of Seller, enforceable against Seller in accordance with their  respective  terms
                 (except as such  enforcement may be limited by bankruptcy, insolvency,  reorganization,  moratorium, receivership,
                  conservatorship, the rights and obligations of receivers and conservators of insured depository institutions under 12 U.S.C.ss.1821(d) and (e) and other laws relating to or affecting creditors' rights generally and by general equity principles).

         (c) Conflicts; Defaults. Except as set forth in Schedule 4.1(c), neither the execution and delivery of this Agreement and the Related Agreements by Seller, nor the consummation of the transactions contemplated hereby and thereby will
                  (i) conflict with, result in the breach of, constitute a default under, or accelerate the performance required by, the terms of any order, law, regulation, contract, instrument or commitment to which Seller is a party or by which it is bound, (ii) violate the articles of incorporation or bylaws or any other equivalent organizational document of Seller, (iii) require any consent, approval, authorization or filing under any law, regulation, judgment, order, writ, decree, permit, license or agreement to which Seller is a party, or (iv) require the consent or approval of any other party to any contract, instrument or commitment to which Seller is a party, in each case other than (x) approvals of regulatory authorities, if any, which have been obtained or will be obtained prior to or on the Closing Date and (y) any of the foregoing which would not have a material adverse effect on the Acquired Assets. Seller is not subject to any agreement with any regulatory authority which would prevent the consummation by Seller of the transactions contemplated by this Agreement and the Related Agreements. No receiver or conservator has been appointed for the Seller nor has any proceeding been instituted or, to the best knowledge of Seller, threatened for such appointment.

         (d) Title to Acquired Assets. Seller has good and marketable title to the Acquired Assets free and clear of any lien, pledge, claim, security interest, encumbrance, charge or restriction of any kind. Delivery by Seller of the Assignment and Assumption Agreement to Purchaser will vest in Purchaser good and marketable title to all the Acquired Assets, free and clear of any lien, pledge, claim, security interest, encumbrance, charge or restriction of any kind.

         (e) Litigation. There is no claim, litigation, proceeding, arbitration or governmental investigation pending against Seller, which will have a material adverse effect on the Acquired Assets or the ability of Seller to consummate the transactions contemplated hereby and by the Related Agreements. Seller represents that the litigation titled Shean
                  v. GE Capital Consumer Card Co. No. 99C1625 (N.D.-Ill.) is in the process of being settled, and no claims will be made against Purchaser as a result of this matter.

         (f) Compliance with Laws. (i) The Accounts and Cardholder Agreements comply in all material respects with all applicable laws, rules and regulations and Seller has complied with all applicable federal and state laws and regulations and the Operating Regulations with respect to the origination, maintenance and servicing of the Accounts, including any change in the terms of any Account;
                 (ii) the interest rates, fees and charges in connection
                  with the Accounts comply with all applicable federal and state laws and regulations and with the Operating Regulations; (iii) other than in the Cardholder Agreements and other related documents made available to Purchaser, Seller has made no promise, agreement or commitment to any Cardholder in connection with an Account, except in the ordinary course of business in connection with collection and customer service; (iv) to the best knowledge of Seller, each Cardholder Agreement is the legal, valid and binding obligation of the Cardholder and any guarantor or co-signer named therein and is enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles, and is not subject to offset, recoupment, adjustment or any other claim except for the rights of Cardholders under 12 CFRss.226.12(c), 12 CFRss.226.13(d) and the Soldiers and Sailors Civil
                  Relief Act; and (v) to the best knowledge of Seller, except for billing inquiries, each of the Credit Card Receivables arises from a bona fide sale or loan transaction.

         (g) Cardholder Agreements. Attached as Schedule 4.1(g)(i), to the best knowledge of Seller, are copies of all forms of Cardholder Agreements governing the Accounts. Except as set forth in Schedule 4.1(g)(ii), the Cardholder Agreements accurately reflect the method Seller uses to calculate and impose charges, collect fees and payments and to process and service the Acquired Assets. Seller has made no promises, commitments or agreements to any Cardholder except in accordance with the Policies and Procedures.

         (h) Performance of Obligations. Seller has performed, in all material respects, all obligations required to be performed by it to date under the Cardholder Agreements, and Seller is not materially in default under, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under, any such agreements. All Cardholder Agreements are legal, valid and binding obligations of Seller, enforceable by the other parties thereto in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, the rights and obligations of conservators or receivers of insured depository institutions under 12 U.S.C.ss.1821(d) and (e) and other laws relating to or affecting creditors' rights generally and by general equity principles.

         (i) Operation of Business. Since March 1, 1999, Seller has not (i) effected any material change in Policies and Procedures relating to the Accounts that would have a material adverse effect on the Acquired Assets; (ii) entered into any transaction or made any commitment or agreement in connection with the Accounts, other than in the ordinary course of Seller's business consistent with past practice and the
                  Policies and Procedures; or (iii) amended the terms of any Cardholder Agreement, except on an individual basis in accordance with the Policies and Procedures.

         (j) Finders or Brokers. Seller acknowledges that it has agreed to pay any fee or commission to any agent, broker, finder, or other person retained by it, for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions contemplated hereby and agrees that Seller is solely responsible for the payment of any such fee or commission.

         (k) Effect of Law on Closing. There is no federal or state statute, rule or regulation, or order or rule of any federal or state regulatory agency which prevents Seller from selling the Acquired Assets to Purchaser as contemplated by this Agreement or from performing its obligations under the Interim Servicing Agreement.

         (l) Books and Records. The Books and Records with respect to the Accounts accurately reflect in all material respects the terms and conditions of the Accounts. Except to the extent set forth in the Co-Brand Agreements, no third party has rights to use or market the information contained in the Books and Records and the Cardholder List.

         (m) Third Party Agreements. Schedule 4.1(m) sets forth a list of all third party contracts relating to benefit or enhancement programs in effect with respect to the Accounts on the date hereof.

         (n) Co-Brand Agreements. Schedule 4.1(n) sets forth a list of all Co-Brand Agreements in effect with respect to the Accounts on the date hereof. Seller shall make reasonable best efforts to obtain the consents required under such contracts to effect the transactions hereby contemplated by the Closing Date.

         (o) Chattel Paper. None of the Acquired Assets (other than Excluded Accounts) constitutes "chattel paper" within the meaning of the Uniform Commercial Code as in effect in the State of Ohio.

         (p) Year 2000 Compliance. All of Seller's hardware, firmware or software, or any Seller system consisting of one or more thereof, including, without limitation, any and all enhancements, upgrades, customizations, modifications, maintenance and the like used or necessary to perform the Services (as defined in the Interim Servicing Agreement)
                  (collectively, the "Computer Systems") will be Year 2000 Capable (as defined below).

                           As used in this Agreement,  "Year 2000 Capable" as it
                  relates to the Computer Systems, shall mean that: (i) no value for current dates will cause any interruption in the operation of the Computer Systems; (ii) all manipulations of time-related data will produce the desired results for all value dates within the application domain and in combination with other products, prior to, through and beyond the year 2000; (iii) date elements in interfaces and data storage will permit specifying the century to eliminate date ambiguity without human intervention, including leap year calculations;
                  (iv) where any date element is represented without a century, the correct century shall be unambiguous for all manipulations involving that element; and (v) authorization codes, passwords and zaps relative to expiration dates and CPU serial numbers shall function normally during year 2000 testing time horizons.

         (q) AMGEN Loss Sharing. Not more than $24 million of the cumulative maximum reimbursement obligations of the "Sellers", as defined in the agreement with respect to the AMGEN Loss Sharing, has been claimed by Seller as of March 31, 1999.

         (r) Conversion to FDR. The conversion from the TSYS system to the FDR system shall not create a material adverse effect on the Accounts.

         (s) No "Early-Out" Accounts. Seller represents that the Accounts do not include any accounts (other than Deceased Accounts) that are "early outs" (that is, Accounts that have been sent to a collection agency and identified as uncollectible prior to being statused as charged-off on the Seller's processing system).

4.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

         (a) Organization. Purchaser is a national bank, validly existing and in good standing under the laws of the State of Arizona.

         (b) Capacity; Authority; Validity. Purchaser has all necessary corporate power and authority to enter into this Agreement and the Related Agreements and to perform all of the obligations to be performed by it under this Agreement and the Related Agreements. This Agreement and the Related Agreements and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of Purchaser and this Agreement has been duly executed and delivered by Purchaser. This Agreement constitutes, and the Related Agreements, when executed by Purchaser, will constitute, the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, the rights and obligations of receivers and conservators of insured depository institutions under 12 U.S.C.ss.1821(d) and
                  (e) and other laws relating to or affecting creditors' rights generally and by general equity principles).

         (c) Conflicts; Defaults. Neither the execution and delivery of this Agreement and the Related Agreements by Purchaser nor the consummation of the transactions contemplated hereby or thereby by Purchaser will (i) conflict with, result in the breach of, constitute a default under, or accelerate the performance required by, the terms of any order, law, regulation, contract, instrument or commitment to which Purchaser is a party or by which Purchaser is bound,
                  (ii) violate the articles of incorporation or bylaws or any other equivalent organizational document of Purchaser,
                  (iii) require any consent, approval, authorization or filing under any law, regulation, judgment, order, writ, decree, permit or license to which Purchaser is a party or by which Purchaser is bound, or (iv) require the consent or approval of any other party to any contract, instrument or commitment to which Purchaser is a party or by which Purchaser is bound, other than (A) the approvals of regulatory authorities, if any (which have been obtained or will be obtained prior to or on the Closing Date), and (B) the waiver (the "Bank Waiver") of the lenders of Metris Companies Inc. ("MCI") under its Amended and Restated Revolving Credit Agreement dated June 30, 1998 among MCI, The Chase Manhattan Bank, as agent and the lenders named therein. Purchaser is not subject to any agreement or understanding with any regulatory authority which would prevent the consummation by Purchaser of the transactions contemplated by this Agreement and the Related Agreements. No receiver or conservator has been appointed for the Purchaser nor has any proceeding been instituted or, to the best knowledge of Purchaser, threatened for such appointment.

         (d) Litigation. There is no claim, litigation, proceeding, arbitration or governmental investigation pending against Purchaser, which will have a material adverse effect on the Purchaser's ability to consummate the transactions contemplated hereby and by the Related Agreements.

         (e) Finders or Brokers. Purchaser has not agreed to pay any fee or commission to any agent, broker, finder, or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions contemplated hereby which would give rise to any valid claim against Seller for any brokerage commission or finder's fee or like payment.

         (f) Effect of Law on Closing. There is no federal or state statute, rule or regulation, or order or rule of any federal or state regulatory agency, which prevents Purchaser from purchasing the Acquired Assets as contemplated by this Agreement.

         (g) Source of Funding. Purchaser has the necessary sources of funding to complete the transactions contemplated in this Agreement in accordance with the terms hereof, except that Purchaser shall not be obligated to purchase, and Seller shall not be obligated to sell, the Acquired Assets to be sold if Purchaser has not received the Bank Waiver.

         (h)      MasterCard   and  Visa  Member.   Purchaser  is  qualified  to
                  participate in, and is a member in good standing of, the MasterCard and Visa credit card programs.

         4.3  NO  OTHER  REPRESENTATIONS  OR  WARRANTIES......  EXCEPT  FOR  THE
REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT AND THE RELATED AGREEMENTS, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AND SELLER HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY (INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE), WHETHER BY SELLER, ITS AFFILIATES OR ANY OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE RELATED AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY; PROVIDED, HOWEVER, THAT ALL DISCLOSURES OF INFORMATION (WHETHER ORAL OR IN WRITING) MADE BY SELLER OR ITS AGENTS AND REPRESENTATIVES IN CONNECTION WITH THE OFFERING MEMORANDUM, DUE DILIGENCE AND THE MASTERFILE TAPE, WERE TRUE AND CORRECT IN ALL MATERIAL RESPECTS AND SELLER ACKNOWLEDGES PURCHASER HAS RELIED ON SUCH INFORMATION.

                          ARTICLE 5 - CERTAIN COVENANTS

5.1 Mutual Covenants and Agreements. Each party hereto covenants and agrees that:

         (a) Cooperation. It shall cooperate with the other party hereto in furnishing any information or performing any action reasonably requested by that party, which information or action is necessary for the prompt consummation of the transactions contemplated by this Agreement.

         (b) Other Required Information. It shall furnish to the other party hereto all information as is required or requested to be set forth in any application or statement to be filed with any state or federal governmental agency or authority in connection with the regulatory approval or review of the transactions contemplated by this Agreement.

         (c)      Confidentiality.  All information  furnished by a party
                 (the "Protected Party") to the other party in connection with this Agreement and the transactions contemplated hereby shall be received in confidence and kept confidential by such other party, and shall be used by it only in connection with this Agreement and the transactions contemplated hereby, except to the extent that such information:
                 (i) is  already  lawfully  known to such  other  party  when received; (ii) thereafter becomes lawfully obtainable from other sources other than as a result of disclosure by such other party; (iii) is required to be disclosed to MasterCard or Visa or to a regulatory authority having authority over such party; (iv) is disclosed to its Affiliates, provided that such parties agree to be bound by the provisions of this Section 5.1(c); (v) is disclosed to its auditors or counsel (each of whom the disclosing party shall cause to keep such information confidential and to use the same only in connection with this Agreement, including in the case of auditors, any general or more limited audit or review of Purchaser or Seller, and in the case of counsel, any disputes relating to this Agreement or legal matters which involve Seller or its Affiliates with respect to which confidential information which is subject to this Section 5.1(c) is germane) or is required to be disclosed strictly on a need to know basis to its lenders, investors, or rating agencies; (vi) is required to be disclosed in the financial statements of such other party or its Affiliates to the extent required by GAAP, or in any filing with the Securities and Exchange Commission (the "SEC"); (vii) is required to be disclosed to its source(s) of funding, provided such sources agree to be bound by confidentiality provisions similar to those contained in this Section 5.1(c); or (viii) is required by law, regulation or court order to be disclosed by such other party, provided that prior notice of such disclosure (other than to its Affiliates, auditors, counsel, rating agencies or lenders) has been given to the Protected Party, when legally permissible, and that the party which is required to make the disclosure uses its reasonable best efforts to provide sufficient notice to permit the Protected Party to take legal action to prevent the disclosure. In the event that the transactions contemplated by this Agreement shall fail to be consummated, such other party shall promptly cause all originals and copies of documents or extracts thereof containing all information and data furnished by the Protected Party to be returned to the Protected Party or destroyed and shall cause an officer to so certify to the Protected Party. This Section 5.1(c) shall survive any termination of this Agreement.

         (d) Press Releases. Except as may be required by law or regulation or a court or regulatory authority or the rules of a stock exchange, or as may be necessary to disclose to lenders and rating agencies, neither Seller nor Purchaser, nor any of their respective Affiliates, subsequent to the date hereof and continuing after the Closing Date, shall issue a press release or make any public announcement related to the transactions contemplated hereby without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld or delayed. This Section 5.1(d) shall survive any termination of this Agreement.

         (e) Notice to Cardholders. Seller and Purchaser shall cooperate with each other in good faith to enable Purchaser, prior to the Final Conversion Date, to prepare, print and mail, at Purchaser's expense, a notice notifying each Cardholder on a timely basis of the purchase of the Accounts by Purchaser and such other information as may be required to be given to such Cardholder and other matters which the parties determine to be appropriate. Any such notice shall be in a form consented to by each of the parties hereto prior to mailing, but no party shall unreasonably withhold such consent.

         (f) Miscellaneous Agreements and Consents. Subject to the terms and conditions contained herein, each party to this Agreement shall use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable hereunder and under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each party to this Agreement will use its reasonable best efforts to obtain consents of all third parties and governmental bodies necessary for the consummation of the transactions contemplated by this Agreement. The parties and their respective officers, directors and/or employees shall use their reasonable best efforts to take such further actions subsequent to the Closing Date as are reasonably necessary, appropriate or desirable to carry out the purposes of this Agreement.

         (g) Advice on Changes. Between the date hereof and the Closing Date, each party shall promptly advise the other of any fact known to it which, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact which, if existing or known at the date hereof, would have made any of the representations of such party contained herein untrue in any material respect.

         (h) Preserve Accuracy of Representations and Warranties. Each party hereto shall refrain from taking any action which would render any representation or warranty of such party contained in Article 4 of this Agreement materially inaccurate as of the Closing Date. Each party shall promptly notify the other party of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

5.2 Certain Covenants of Seller. Seller hereby agrees with Purchaser as follows:

         (a) Preservation of Credit Card Business. From the date of this Agreement and continuing until the Closing Date, Seller shall, and shall cause its agents, to: (i) maintain and service the Accounts in substantially the same manner
                  (except for marketing activities) as currently maintained and serviced and in accordance with the Policies and Procedures, (ii) maintain and service the Accounts in compliance, in all material respects , with applicable federal and state laws and regulations; and (iii) not make any change to the Policies and Procedures that would have a material adverse effect on the Accounts except as required by law, safe or sound banking practices or the Operating Regulations. Seller shall, and shall cause its agents to, post all payments received prior to the Cut-Off Time to the applicable Account as of the Cut-Off Time.

         (b) Preservation of Accounts. From the date of this Agreement and continuing until the Closing Date, Seller shall: (i) not sell, assign, transfer or pledge, any Account without the prior written consent of Purchaser; (ii) not take any substantial action with respect to the Accounts which will impair any material rights of Seller, and shall not amend any Cardholder Agreement other than on a per customer basis in accordance with the Policies and Procedures; and (iii) comply, in all material respects, with the terms and conditions of the Cardholder Agreements, as then in effect.

         (c) Access. From the date of this Agreement and continuing until the Closing Date, Seller shall (i) permit Purchaser and its authorized representatives reasonable access, during reasonable hours, to the Books and Records of Seller as they relate to the Acquired Assets; (ii) make available to Purchaser true, accurate and complete copies of such contracts and other such records and all other information in its possession with respect to the Acquired Assets as Purchaser or its authorized representatives may reasonably request; (iii) cause its personnel and its agents to provide Purchaser assistance in its investigation of such matters; provided, however, that such investigation shall be conducted in a manner which does not unreasonably interfere with Seller's normal operations and, provided, further, that Seller shall not be required to divulge, and shall not divulge, any records or information to the extent prohibited by applicable laws or regulations.

         (d) Use of List. Seller agrees that for a period of two (2) years from the Closing Date, neither Seller, nor any Affiliate of Seller, will sell or otherwise provide the Cardholder List, in whole or in part, to any third party or use the Cardholder List to solicit any Cardholder for a credit card account or any card enhancement set forth in Schedule 5.2(d). The parties acknowledge that Seller has previously included in the internal records or databases of its Affiliates some or all of the names of Cardholders. Nothing contained herein shall require Seller or its respective Affiliates to remove Cardholder names from such internal records or databases. The parties agree that it shall not be a violation of this Section 5.2(d) if an Affiliate of Seller: (i) solicits a Cardholder or develops a solicitation list that includes names of some but not all Cardholders (as well as the names of persons who are not Cardholders) if such name or list is obtained (A) from a third party, or (B) from the internal records or a database of Seller or an Affiliate of Seller not derived from the Cardholder List, provided that such Affiliate does not intentionally target Cardholders for such solicitation;
                  (ii) solicits the public at large for any product or service through a list of names other than one derived from the Cardholder List; or (iii) engages in any marketing of products or services, provided that such Affiliate does not intentionally target Cardholders in such marketing efforts.

         (e) Further Assurances. On and after the Closing Date, Seller shall, at Purchaser's request, execute, acknowledge and deliver all such acknowledgments and other instruments as may be reasonably necessary or appropriate to fully and effectively carry out the transactions contemplated hereby.

         (f) Responsibility for Taxes. Seller shall be liable for and pay, and pursuant to Article 7 shall indemnify and hold
                  Purchaser harmless from and against all Taxes applicable to the Acquired Assets and the Assumed Liabilities, in each case incurred or assessed during the portion of the taxable years or periods on or prior to the Closing Date. Purchaser shall be liable for and pay, and pursuant to
                  Article 7 shall indemnify and hold Seller harmless from and against, (i) all Taxes applicable to the Acquired Assets and the Assumed Liabilities, in each case incurred or assessed during the portion of the taxable years or periods after the Closing Date, and (ii) any sales Tax, use Tax, transfer or gains Tax, documentary stamp Tax or similar Tax attributable to the sale or transfer of the Acquired Assets or the Assumed Liabilities pursuant to this Agreement and the Related Agreements. Each of Seller and Purchaser shall be entitled to refund of any Taxes for which it is liable under this Section 5.2(f).

         (g) Books and Records. Commencing on the Closing Date, the Books and Records shall be the property of Purchaser, provided that Seller may retain possession of such copies thereof as may be required to meet legal, regulatory, tax, accounting and auditing requirements. Except for (i) keeping such records as Seller may require to perform its interim servicing obligations, and (ii) any Books and Records which Seller cannot reasonably segment from books and records relating to the credit card accounts not being sold to Purchaser hereunder, Seller will make the Books and Records available for delivery to Purchaser on the Closing Date. In addition, on the Initial Conversion Date, Seller shall deliver to Purchaser all Books and Records retained by Seller or its agents in connection with Seller's performance of its interim servicing obligations, excluding any Books and Records which Seller cannot reasonably segment from books and records relating to the credit card accounts not being sold to Purchaser hereunder. If the Books and Records delivered by Seller contain information on accounts not being sold to Purchaser hereunder, Purchaser shall comply with the provisions of Section 5.1(c) with respect to such information and shall not use such information for any purpose.

         (h) Payments to Co-Brand Partners. Seller shall pay to its co-brand partners any amounts validly owed to them under the Co-Brand Agreements listed in Schedule 4.1(n) for the period up to the Cut-Off Time.


5.3 Covenants of Purchaser. Purchaser hereby agrees with Seller as follows:

         (a) Books and Records. Purchaser shall retain the Books and Records delivered to Purchaser for at least the periods required under applicable laws and under the Operating
                  Regulations and shall allow Seller reasonable access to such Books and Records and the right to make copies thereof at any reasonable time or shall provide, upon request, copies thereof, in the event any such Books and Records are required by Seller in connection with any claim or proceeding in which Seller is involved, including, but not limited to, any financial reporting obligation, tax claim, legal claim or accounting matter, or any other reasonable business requirement of Seller.

         (b) Covenant to Comply with Cardholder Agreements. On and after the Closing Date, Purchaser will comply with the terms and conditions of the Cardholder Agreements, as they may be amended by Purchaser from time to time, the Operating
                  Regulations and all laws and regulations applicable to the Acquired Assets.

         (c) Assumed Liabilities. On and after the Closing Date, Purchaser shall discharge the Assumed Liabilities in accordance with the terms thereof.

         (d) Further Assurances. On and after the Closing Date, Purchaser shall, at Seller's request, execute, acknowledge and deliver all such acknowledgments and other instruments as may be reasonably necessary or appropriate to fully and effectively carry out the transactions contemplated hereby.

         (e) Payments to Co-Brand Partners. Purchaser shall pay to its co-brand partners any amounts validly owed to them under the Co-Brand Agreements listed in Schedule 4.1(n) for the period on and after the Cut-Off Time.


                                          ARTICLE 6 - CONDITIONS OF CLOSING

6.1 Conditions Applicable to Purchaser. The obligation of Purchaser under this Agreement to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver by Purchaser of the following conditions as of the Closing Date:

         (a) Related Agreements. Seller shall have executed and delivered to Purchaser the Related Agreements, each dated as of the Closing Date.

         (b) Financing Statements. On or before the Closing Date, Seller shall have executed and delivered to Purchaser, financing statements, prepared by Purchaser, in the appropriate form for filing under the Uniform Commercial Code of the State of Ohio to give notice of Purchaser's interest in the Acquired Assets.

         (c) Board Resolutions; Incumbency Certificates. Purchaser shall have received from Seller certified resolutions of Seller's Board of Directors authorizing the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby, and certificates as to incumbency and signatures of officers
                  authorized   to  execute  this   Agreement   and  the  Related
                  Agreements.

         (d) Performance of this Agreement. All the terms, covenants and conditions of this Agreement to be complied with and performed by Seller on or prior to the Closing Date shall have been complied with and performed in all material respects; and there shall have been delivered to Purchaser a certificate to such effect, dated the Closing Date, signed by an authorized officer of Seller.

         (e) Accuracy of Representations and Warranties. The representations and warranties of Seller as set forth in
                  Section 4.1 hereof shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein permitted by this Agreement or resulting from any transaction consented to in writing by Purchaser; and there shall have been delivered to Purchaser a certificate to such effect, dated the Closing Date, signed by an authorized officer of Seller.

         (f) Litigation. No action, suit, litigation or proceeding related to any of the transactions contemplated hereby shall have been threatened or instituted by a governmental body to restrain or prohibit the consummation of any of the transactions contemplated hereby.

         (g) HSR Waiting Period. The waiting period (and any extensions thereof), if any, under the HSR Act applicable to the consummation of the transactions contemplated by this Agreement shall have expired or been terminated.

         (h) Legal Opinion. Seller shall have delivered to Purchaser (and each other addressee) an opinion of counsel to Seller, dated the Closing Date, substantially in the form of Exhibit E.

         (i) List of Accounts. Seller shall have delivered to Purchaser a list of Accounts (including Excluded Accounts) in computer tape form containing with respect to each Account and Excluded Account, the account number and information supporting calculation of Accrued Interest, Unearned Annual Fees and Cardholder reward liability, and the masterfile extension record.

         (j) Additional Legal Opinions. Seller shall have delivered to Purchaser (and each other addressee) an opinion of counsel to Seller substanitally in the form of Exhibit F and, if required in order to satisfy the conditions precedent to the funding source of Purchaser, either or both of (1) an opinion of counsel to Seller addressed to and acceptable to the rating agencies rating the commercial paper of such funding source's commercial paper conduit, and addressed to NationsBank, N.A., as agent, as to the consequences of proceeding in respect of the insolvency of the Seller (or a true sale opinion, if the Seller may be a "debtor" under the U.S. Bankruptcy Code), and (2) officers' certificates of the Seller as may be requested by and acceptable to such rating agencies.

         (k) Government Consents. The parties shall have received all approvals and actions of or by all governmental authorities which are necessary to consummate the transactions contemplated hereby.

         (l) Other Consents. Seller shall have received any required consents to the transactions contemplated hereby from the other party to any contract, instrument or commitment to which Seller is a party, other than those the failure to receive which would not have a material adverse effect on the Acquired Assets. Seller shall have received any required consent to assignment of each Co-Brand Agreement, which consent shall include (i) consent to the subsequent assignments pursuant to a receivables securitization program, and (ii) with respect to the agreement with Ames Department Stores, Inc., forfeiture or waiver of any option to elect to purchase or require a sale of Accounts at the termination thereof.

         (m)      No  Injunction.  There  shall not be in effect any  injunction
                  restraining   or   prohibiting   the   consummation   of   the
                  transactions contemplated hereby.

         (n) Waiver by MCI Lenders. Metris Companies Inc. shall have received the Bank Waiver.

6.2 Conditions Applicable to Seller. The obligation of Seller under this Agreement to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver by Seller of the following conditions as of the Closing Date:

         (a) Related Agreements. Purchaser shall have executed and delivered to Seller the Related Agreements, each dated as of the Closing Date.

         (b) Board Resolutions; Incumbency Certificates. Seller shall have received from Purchaser certified resolutions of Purchaser's Board of Directors authorizing the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby, and certificates as to incumbency and signatures of officers
                  authorized   to  execute  this   Agreement   and  the  Related
                  Agreements.

         (c) Performance of this Agreement. All the terms, covenants and conditions of this Agreement to be complied with and performed by Purchaser on or prior to the Closing Date shall have been complied with and performed in all material respects; and there shall have been delivered to Seller a certificate to such effect, dated the Closing Date, signed by an authorized officer of Purchaser.

         (d) Accuracy of Representations and Warranties. The representations and warranties of Purchaser as set forth in
                  Section 4.2 hereof shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein permitted by this Agreement or resulting from any transaction consented to in writing by Seller; and there shall have been delivered to Seller a certificate to such effect, dated the Closing Date, signed by an authorized officer of Purchaser.

         (e) Litigation. No action, suit, litigation or proceeding related to any of the transactions contemplated hereby shall have been threatened or instituted by a governmental body to restrain or prohibit the consummation of any of the transactions contemplated hereby.

         (f) HSR Waiting Period. The waiting period (and any extensions thereof), if any, under the HSR Act applicable to the consummation of the transactions contemplated by this Agreement shall have expired or been terminated.

         (g) Government Consents. The parties shall have received all approvals and actions of or by all governmental authorities which are necessary to consummate the transactions contemplated hereby.

         (h) Other Consents. Seller shall have received any required consents to the transactions contemplated hereby from the other party to any contract, instrument or commitment to which Seller is a party, other than those failure to receive which would not have a material adverse effect on the Acquired Assets.

         (i) No Injunction. There shall not be in effect any injunction restricting or prohibiting the consummation of the transactions contemplated hereby.

         (j) Purchase Price. Purchaser shall have delivered to Seller the Purchase Price.

         (k) Legal Opinion. Purchaser shall have delivered to Seller an opinion of counsel to Purchaser, dated the Closing Date, substantially in the form of Exhibit G.

         (l) Waiver by MCI Lenders. Metris Companies Inc. shall have received, and delivered to Seller, the Bank Waiver.


                                             ARTICLE 7 - INDEMNIFICATION

7.1 Seller's Indemnification Obligations. Seller shall indemnify and hold harmless, Purchaser and its Affiliates and their respective officers, directors and employees, from and against any and all Losses (as hereinafter defined) arising from or relating to: (i) the inaccuracy of any representation or the breach of any warranty of Seller contained in this Agreement or the Assignment and Assumption Agreement; or (ii) the failure by Seller to perform any of its covenants contained in this Agreement or the Assignment and Assumption Agreement.

7.2 Purchaser's Indemnification Obligations. Purchaser shall indemnify and hold harmless, Seller and its Affiliates and their respective officers, directors and employees, from and against any and all Losses arising from or relating to: (i) the inaccuracy of any representation or the breach of any warranty of Purchaser contained in this Agreement or the Assignment and Assumption Agreement; or (ii) the failure by Purchaser to perform any of its covenants contained in this Agreement or the Assignment and Assumption Agreement.

7.3 Definition of Losses. For purposes of this Article 7, the term "Losses" shall mean any liability, damage, Tax, costs and expenses, including, without limitation, any attorneys' fees, disbursements and court costs, in each case reasonably incurred by Purchaser or Seller, as the case may be.

7.4 Tax Consequences of Indemnification. Purchaser and Seller agree that, for purposes of computing the amount of any indemnification payment under this Article 7, any such indemnification payment shall be treated as an adjustment to the Purchase Price for all Tax purposes.

7.5      Procedures.

         (a) Notice of Claims. The parties agree that in case any claim is made, any suit or action is commenced, or any knowledge is received of a state of facts which, if not corrected, may give rise to a right of indemnification for such party hereunder ("Indemnified Party") from the other party
                 ("Indemnifying  Party"), the Indemnified Party will give notice to the Indemnifying Party as promptly as practicable after the receipt by the Indemnified Party of notice or knowledge of such claim, suit, action or state of facts. Notice to the Indemnifying Party under the preceding sentence shall be given no later than fifteen (15) days after receipt by the Indemnified Party of service of process in the event a suit or action has commenced or thirty (30) days under all other circumstances. The failure to give prompt notice shall not relieve an Indemnifying Party of its obligation to indemnify except to the extent the Indemnifying Party is prejudiced by such failure. The Indemnified Party shall make available to the Indemnifying Party and its counsel and accountants at reasonable times and for reasonable periods, during normal business hours, all books and records of the Indemnified Party relating to any such possible claim for indemnification, and each party hereunder will render to the other such assistance as it may reasonably require of the other in order to insure prompt and adequate defense of any suit, claim or proceeding based upon a state of facts which may give rise to a right of indemnification hereunder.

                           The  Indemnifying  Party  shall  have  the  right  to
                  defend, compromise and settle any third party suit, claim or proceeding in the name of the Indemnified Party to the extent that the Indemnifying Party may be liable to the Indemnified Party in connection therewith. The Indemnifying Party shall notify the Indemnified Party within thirty (30) days of having been notified pursuant to this Section 7.5(a) if the Indemnifying Party elects to assume the defense of any such claim, suit or proceeding and employ counsel. The Indemnified Party shall have the right to employ its own counsel if the Indemnifying Party so elects to assume such defense, but the fees and expenses of such counsel shall be at the Indemnified Party's expense.

                           Notwithstanding anything to the contrary set forth in
                  the preceding paragraph, the Indemnified Party shall have the right to defend, compromise and settle any third party suit, claim or proceeding in the name of the Indemnified Party involving an amount of less than $1,000. The Indemnifying Party shall have the right to employ its own counsel in such case, but the fees and expenses of such counsel shall be at the Indemnifying Party's expense.

         (b) Settlement of Claims. The Indemnified Party may at any time notify the Indemnifying Party of its intention to settle or compromise any claim, suit or action against the Indemnified Party without the consent of the Indemnifying Party, provided that the Indemnifying Party shall have no further liability in respect thereof.

         (c) Subrogation. The Indemnifying Party shall be subrogated to any claims or rights of the Indemnified Party as against any other persons with respect to any amount paid by the Indemnifying Party under this Article 7. The Indemnified Party shall cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in the assertion by the Indemnifying Party of any such claim against such other persons.

         (d) Limitations on Indemnification. Notwithstanding anything to the contrary set forth in this Article 7, Purchaser shall not be entitled to indemnification for any breach of any representation or warranty or covenants made by Seller under this Agreement, unless and until the aggregate amount of all Losses of Purchaser sustained by reason of such breach(es) exceeds $200,000 in the aggregate (it being understood and agreed that $200,000 is intended as a deductible, and Seller shall be responsible only for Losses in excess of $200,000).

                           Notwithstanding anything to the contrary set forth in
                  this   Article   7,   Seller   shall   not  be   entitled   to
                  indemnification for any breach of any representation or warranty or covenants made by Purchaser under this Agreement, unless and until the aggregate amount of all Losses of Seller sustained by reason of such breach(es) exceeds $200,000 in the aggregate (it being understood and agreed that $200,000 is intended as a deductible, and Purchaser shall be responsible only for Losses in excess of $200,000).

         (e) Survival of Indemnification Obligations. The obligations of the parties set forth in this Article 7 shall survive the Closing Date for a period of one (1) year, except that a claim for indemnification for which notice was given pursuant to
                  Section 7.5(a) hereof by an Indemnified Party prior to the end of such one (1) year period shall survive until such claim is fully and finally determined, and except that the indemnification shall continue as to the covenants of Seller set forth in Sections 5.1(c), 5.1(d), 5.2(e) and 5.2(f) and in the Assignment and Assumption Agreement and the covenants of Purchaser set forth in Sections 5.1(c), 5.1(d), 5.2(f) and 5.3 and in the Assignment and Assumption Agreement, as to all of which no time limitation shall apply.

         (f) Exclusive Remedy. (i) Subject to the provisions of Section 7.5(f)(ii), the indemnification provided in this Article 7 shall be the exclusive post-Closing remedy available to each party and its Affiliates and their respective officers, directors and employees in connection with any breach of any representation, warranty, covenant or agreement made by the other party in this Agreement or the Assignment and Assumption Agreement, or for any other matter or claim arising under or in connection with this Agreement, the Assignment and Assumption Agreement or the transactions contemplated hereby or thereby.

                  (ii) The parties agree that damages at law may not be an adequate remedy for violation of Section 5.2(a), (b), (c) and
                  (d). The parties, therefore, agree that in the event of any violation of any of the aforesaid provisions by a party, the other party shall be entitled to seek appropriate injunctive relief to prevent the violation of such provision.

                                               ARTICLE 8 - TERMINATION

8.1 Termination By Either Party. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated prior to the Closing Date:

                  (a) by either Purchaser or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been cured or waived within fifteen (15) Business Days from the date of notice from the party alleging the breach;
                  (b)  by the mutual consent of the parties;
                  (c) by Seller if Purchaser has not delivered to Seller a copy of the Bank Waiver by May 30,1999; or (d) by Purchaser or Seller if the Closing Date has not occurred by July 30, 1999.

8.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Article 8, all further obligations of the parties under this Agreement (other than Sections 5.1(c), 5.1(d) and 9.6 and the Confidentiality Agreement) shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its breach of this Agreement.

                                              ARTICLE 9 - MISCELLANEOUS

9.1 Survival of Representations and Warranties. The representations and warranties of each party contained in this Agreement or in any certificates or other instruments delivered pursuant to this Agreement will survive the Closing of the transactions contemplated herein through the period during which claims for indemnification may be made pursuant to Article 7.

9.2 Notices. All notices and other communications by Purchaser or Seller hereunder shall be in writing to the other party and shall be deemed to have been duly given when delivered in person or to an overnight courier service, receipt requested, or sent via telecopy transmission, receipt requested or when posted by the United States registered or certified mail, with postage prepaid, addressed as follows:


         If to Seller:        GE Capital Consumer Card Co.
                              5300 Kings Island Drive
                              Mason, Ohio 45040
                              Attn:    President
                              Fax Number:  (513) 459-6801

         copy to:             GE Capital Consumer Card Co.
                              5300 Kings Island Drive
                              Mason, Ohio 45040
                              Attn:  General Counsel
                              Fax Number:  (513) 459-6888

         and copy to:         GE Card Services
                              1600 Summer Street
                              Stamford, Connecticut 06905
                              Attn:  General Counsel
                              Fax Number:  (203) 961-5331

         If to Purchaser:     Direct Merchants Credit Card Bank, N.A.
                              6909 E. Greenway Parkway, Suite 100
                              Scottsdale, AZ 85254
                              Attn:    Chairman
                              Fax Number: (602) 718-4825

         copy to:             Metris Companies Inc.
                              600 South Highway 169, Suite 1000
                              St. Louis Park, MN 55426
                              Attn:  General Counsel
                              Fax Number:  (612) 595-0510

         or to such other addresses as a party may from time to time designate by notice as provided herein, except that notices of change of address shall be effective only upon actual receipt.

9.3 Assignment. Prior to the Closing, the rights of any party under this Agreement shall not be assigned or transferred by any party without the prior written approval of the other party hereto. Upon and following the Closing, any party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

9.4 Entire Agreement. This Agreement, together with the exhibits and schedules to this Agreement and the Confidentiality Agreement, constitutes the entire agreement between the parties and supersedes any other agreement, whether written or oral, that may have been made or entered into by Seller and Purchaser (or by any officer or officers of any of such parties) relating to the matters contemplated hereby.

9.5      Amendments  and  Waivers.  This  Agreement  may be  amended,  modified, superseded, or canceled, and any of the terms, representations, warranties or covenants hereof may be waived, only by written instrument executed by each of the parties or, in the case of a waiver, by the party waiving compliance. In the course of the planning and coordination of this Agreement, written documents have been exchanged between the parties. Such written documents shall not be deemed to amend or supplement this Agreement. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition or of any breach of any term, representation, warranty or covenant under this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any other condition or of any breach of any such condition of breach or waiver of any other condition or of any breach of any other term, representation, warranty or covenant under this Agreement.

9.6 Expenses. The parties will each bear their own legal, accounting and other costs in connection with the transactions contemplated hereby, including taxes, if any, which are imposed upon a party attributable to its activities hereunder, except as otherwise specified in this Agreement.

9.7 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

9.8 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York, without regard to principles of conflict of laws.

9.9 Severability. If any provision of this Agreement or portion thereof is held invalid, illegal, void or unenforceable by reason of any rule of law, administrative or judicial provision or public policy, such provision shall be ineffective only to the extent invalid, illegal, void or unenforceable, and the remainder of such provision and all other provisions of this Agreement shall nevertheless remain in full force and effect.

         IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be duly executed as of the date first above written.



         GE CAPITAL CONSUMER CARD CO., Seller


         By:      /s/  Laurie Malone
         Title:   Senior Vice President


         DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION, Purchaser



         By:      /s/  Jean C. Benson
         Title:   CFO & Controller